EXHIBIT 18



                         [Letterhead of Hollinger]




                               September 30, 1998

First Chicago Hedging Services Corporation
1 First National Plaza
Suite 629
Chicago, Illinois 60670-0629

Attention:  Michael Phelan

Dear Sir:

          This will confirm the terms of our agreement to sell to you 2,521,613 Class A Common Shares of Hollinger International Inc. (the "Purchased Shares"). The Purchased Shares will be received by you either upon a direct transfer from Hollinger Inc. or a wholly-owned subsidiary thereof, the retraction by you of retractable common shares of Hollinger Inc. transferred by The Ravelston Corporation Limited or a wholly-owned subsidiary thereof, and/or the conversion by you of Series D Preferred Shares of Hollinger International Inc. transferred by Hollinger Inc. or a wholly-owned subsidiary thereof, as set out in the attached Schedule.


                                        TERMS

1. Price U.S. $13.88 per Purchased Share (or C$21.03 per Purchased Share) or U.S. $34,999,988.44 (or
                                        C$53,024,982.49) in aggregate to be
                                        paid as follows:

                                        (a)  C$43,384,122.25 in Canadian
                                             dollars to Hollinger Inc. for
                                             the account of The Ravelston
                                             Corporation Limited on
                                             September 30, 1998; and

                                        (b)  U.S. $6,363,605.24 to
                                             Hollinger Inc. on or about
                                             October 1, 1998.

2. Delivery of Share Certificates       Share certificate(s) for 2,521,613
   and Registration Particulars         Purchased Shares will be delivered
                                        on October 1, 1998 as follows:

                                        First Chicago Hedging Services
                                        Corporation
                                        1 First National Plaza
                                        Suite 629
                                        Chicago, Illinois 60670-0629

3. Title to Purchased Shares            The Purchased Shares will be
                                        delivered to you free and clear of
                                        any charge, lien, security interest
                                        or other encumbrance of any nature.

4. Condition                            Our respective obligations to
                                        complete the transaction are
                                        subject to execution by The First
                                        National Bank of Chicago and
                                        Hollinger International Inc. of a
                                        forward share purchase transaction.

5. Validity                             The Purchased Shares will be duly
                                        authorized, validly issued, fully
                                        paid and non-assessable.

          Please confirm your agreement with the terms set out above by signing and returning to us a copy of this letter no later than 4:00 p.m. on September 30, 1998.

                                        HOLLINGER INC.



                                        By:  /s/ John A. Boultbee
                                           -------------------------
                                             John A. Boultbee


                                        THE RAVELSTON CORPORATION
                                        LIMITED



                                        By:  /s/ John A. Boultbee
                                           ---------------------------
                                             John A. Boultbee

Acceptance

The undersigned hereby confirms the agreement set out above on September 30, 1998.

FIRST CHICAGO HEDGING SERVICES CORPORATION



/s/ Kelly C. Trescher
---------------------------------------
Signature of Authorized Representative

                                  SCHEDULE



Transferor          Number, Issuer and             Number of Purchased
                      Class of Shares             Shares resulting from
                                                  retraction/conversion
                                                     (if applicable)


504468 N.B. Inc.   100,996 shares of Series              690,980
                   D Preferred Stock of
                   Hollinger International
                   Inc.

The Ravelston      2,441,425 retractable               1,830,630
Corporation        common shares of
Limited            Hollinger Inc.

Hollinger Inc.     Direct Transfer                             2